Exhibit 99.1
optionsXpress Announces Third Quarter 2010 Results
CHICAGO, IL, October 26, 2010 — optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months ended September 30, 2010. Highlights from the third quarter 2010 included:
•	Revenues of $53.4 million, a 14% decrease year-over-year
•	Net income of $12.9 million, $0.22 per diluted share
•	Daily average revenue trades (DARTs) of 39,000, a 7% decrease year-over-year
•	Net new account growth of 5,600 during the quarter, resulting in 371,100 customer accounts, an 8% increase year-over-year
•	Ending customer assets of $7.6 billion, a 19% increase year-over-year
“After a challenging summer for our industry, September metrics were better than July and August in terms of both customer engagement and new customer acquisitions,” said David Fisher, Chief Executive Officer of optionsXpress. “We have continued to invest and improve even during these difficult economic times, which have strengthened our core franchise and will help us capture new customers and generate higher trading activity as investor confidence improves.”
For the third quarter, total DARTs were 39,000, down 7% from 42,000 during the third quarter of 2009, and down 22% from 49,800 for the second quarter of 2010. Retail DARTs were 26,300 during the third quarter, down 14% from the third quarter of 2009, and down 20% from the second quarter. Institutional DARTs were 12,700 during the third quarter, up 11% from the third quarter of 2009, and down 26% from the second quarter.
Total net revenues decreased 14% compared to the third quarter of 2009 and decreased 19% when compared to the second quarter of 2010. Resulting net income was $12.9 million, or $0.22 per diluted share, a 21% decrease from the $16.3 million reported in the third quarter of 2009 and an 18% decrease when compared to the second quarter of 2010. Third quarter results include approximately $3 million in non-cash, non-taxable gains related to a prior acquisition.
“Customer assets, a key long-term driver of activity, continues to show strength as assets grew 19% year-over-year compared to the market indices average of 11% over the same period and ended the third quarter just under their all-time high,” commented Adam DeWitt, Chief Financial Officer of optionsXpress. “We were also able to reduce advertising spend dynamically during the quarter in response to the weak new account environment, lowering our overall cost per net new account from $737 in the second quarter to $589 in the third quarter.”

Outlook
Mr. Fisher concluded, “September was the best month of the third quarter from a trading activity perspective and that momentum has carried into October. With over 370,000 customers and $7.6 billion in customer assets there is substantial and growing earnings power in our customer base. While we have been able to generate meaningful profits and cash flow despite low interest rates and slower trading environments due to our efficiency, the operating leverage in the business will likely drive considerable increases in margins and earnings when either improves.”
Conference Call
A conference call will be broadcast live on Tuesday, October 26, 2010, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) at www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.
About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, Open E Cry, LLC, an innovative futures broker offering direct access futures trading for high volume commodities and futures traders through its proprietary software platform, and Optionetics, Inc, a leading provider of investment education services, including live seminars, proprietary software analytics, online and offline educational products and individual coaching.
More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.
Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “feel,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:
Jim Polson
FD
(312) 553-6730
or
Media Inquiries:
Patrick Van De Wille
FD
(312) 553-6704

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended
	September 30,	September 30,	Change
	2010	2009	$	%
Revenues:
Commissions	$35,229	$40,501	($5,272)	(13%)
Other brokerage-related revenue	3,533	7,357	(3,824)	(52%)
Interest revenue and fees	4,539	4,241	298	7%
Interest expense	(39)	(55)	16	(29%)

Net interest revenue and fees	4,500	4,186	314	8%
Education revenues	6,111	9,156	(3,045)	(33%)
Other income	4,002	1,087	2,915	268%

Net revenues	$53,375	$62,287	($8,912)	(14%)

Expenses:
Compensation and benefits	$11,451	$11,885	($434)	(4%)
Brokerage, clearing and other related expenses	8,399	7,795	604	8%
Brokerage advertising	3,300	3,207	93	3%
Education marketing and fulfillment	3,815	6,006	(2,191)	(36%)
Depreciation and amortization	2,148	2,350	(202)	(9%)
Other general and administrative	5,923	5,769	154	3%

Total expenses	$35,036	$37,012	($1,976)	(5%)

Income before income taxes	18,339	25,275	(6,936)	(27%)
Income taxes	5,484	9,007	(3,523)	(39%)

Net income	$12,855	$16,268	($3,413)	(21%)

Basic earnings per share	$0.22	$0.28	($0.06)	(21%)
Diluted earnings per share	$0.22	$0.28	($0.06)	(21%)

Weighted average shares outstanding — basic	57,461	57,743	(282)	(0%)
Weighted average shares outstanding — diluted	57,635	57,936	(301)	(1%)

	Nine Months Ended
	September 30,	September 30,	Change
	2010	31, 2009	$	%
Revenues:
Commissions	$119,540	$120,598	($1,058)	(1%)
Other brokerage-related revenue	13,274	20,762	(7,488)	(36%)
Interest revenue and fees	14,132	13,110	1,022	8%
Interest expense	(146)	(178)	32	(18%)

Net interest revenue and fees	13,986	12,932	1,054	8%
Education revenues	21,348	16,390	4,958	30%
Other income	7,758	2,614	5,144	197%

Net revenues	$175,906	$173,296	$2,610	2%

Expenses:
Compensation and benefits	$34,953	$30,693	$4,260	14%
Brokerage, clearing and other related expenses	27,667	23,032	4,635	20%
Brokerage advertising	13,416	14,001	(585)	(4%)
Education marketing and fulfillment	14,096	10,798	3,298	31%
Depreciation and amortization	6,716	6,640	76	1%
Other general and administrative	17,293	16,424	869	5%

Total expenses	$114,141	$101,588	$12,553	12%

Income before income taxes	61,765	71,708	(9,943)	(14%)
Income taxes	21,435	25,811	(4,376)	(17%)

Net income	$40,330	$45,897	($5,567)	(12%)

Basic earnings per share	$0.70	$0.79	($0.09)	(11%)
Diluted earnings per share	$0.70	$0.79	($0.09)	(11%)

Weighted average shares outstanding — basic	57,441	58,011	(570)	(1%)
Weighted average shares outstanding — diluted	57,649	58,154	(505)	(1%)

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended
	September 30,	December 31,	Change
	2010	2009	$	%
Assets:
Cash and cash equivalents	$230,522	$178,989	$51,533	29%
Cash and investments segregated in compliance with federal regulations	905,621	881,210	24,411	3%
Receivables from brokerage customers, net	173,294	149,871	23,423	16%
Receivables from brokers, dealers and clearing organizations	30,255	110,779	(80,524)	(73%)
Investments in securities	12,125	70,850	(58,725)	(83%)
Deposits with clearing organizations	24,395	30,245	(5,850)	(19%)
Fixed assets, net	12,019	13,263	(1,244)	(9%)
Goodwill	85,386	81,590	3,796	5%
Other intangible assets, net	5,250	6,525	(1,275)	(20%)
Other assets	27,275	22,999	4,276	19%

Total assets	$1,506,142	$1,546,321	($40,179)	(3%)

Liabilities and stockholders’ equity:

Liabilities
Payables to brokerage customers	$1,106,082	$1,179,204	($73,122)	(6%)
Payables to brokers, dealers and clearing organizations	2,375	144	2,231	1549%
Accrued liabilities and accounts payable	19,619	19,027	592	3%
Current and deferred income taxes	14	193	(179)	(93%)
Other liabilities	26,492	36,878	(10,386)	(28%)

Total liabilities	1,154,582	1,235,446	(80,864)	(7%)

Stockholders’ equity	351,560	310,875	40,685	13%

Total liabilities and stockholders’ equity	$1,506,142	$1,546,321	($40,179)	(3%)

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended
	September	September	Change
	30, 2010	30, 2009	$ or #	%
Number of customer accounts (at period end)(1)	371,100	343,900	27,200	8%
Daily average revenue trades (“DARTs”) (2)
Retail DARTs	26,300	30,600	(4,300)	(14%)
Institutional DARTs	12,700	11,400	1,300	11%

Total DARTs	39,000	42,000	(3,000)	(7%)
Customer trades per account (3)	27	32	(5)	(16%)
Average commission per trade	$14.11	$15.07	($0.96)	(6%)
Option trades as a % of total trades	41%	43%	(2%)
Brokerage advertising expense per net new customer account (4)	$589	$486	$103	21%
Total client assets (000s)	$7,574,541	$6,349,342	$1,225,199	19%
Client margin balances (000s)	$185,868	$130,283	$55,585	43%

	Nine Months Ended
	September	September	Change
	30, 2010	30, 2009	$ or #	%
Number of customer accounts (at period end)(1)	371,100	343,900	27,200	8%
Daily average revenue trades (“DARTs”) (2)
Retail DARTs	29,800	31,800	(2,000)	(6%)
Institutional DARTs	14,700	12,800	1,900	15%

Total DARTs	44,500	44,600	(100)	(0%)
Customer trades per account (3)	31	34	(3)	(9%)
Average commission per trade	$14.31	$14.38	($0.07)	(0%)
Option trades as a % of total trades	41%	41%	0%
Brokerage advertising expense per net new customer account (4)	$674	$553	$121	22%
Total client assets (000s)	$7,574,541	$6,349,342	$1,225,199	19%
Client margin balances (000s)	$185,868	$130,283	$55,585	43%

(1)	Customer accounts are open, numbered accounts.

(2)	DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.

(3)	Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.

(4)	Calculated based on total net new customer accounts opened during the period.

optionsXpress Holdings, Inc.
Segment Information
In thousands

	Three Months Ended		Nine Months Ended
	September	September	September	September
	30, 2010	30, 2009	30, 2010	30, 2009
Revenue
Brokerage Services	$47,548	$53,138	$154,836	$156,909
Education	6,591	9,640	22,791	16,944
Eliminations	(764)	(491)	(1,721)	(557)

Revenue	$53,375	$62,287	$175,906	$173,296

Income/(loss) before income taxes
Brokerage Services	$19,496	$26,292	$65,469	$73,001
Education	(1,157)	(1,017)	(3,704)	(1,293)

Income before income taxes	$18,339	$25,275	$61,765	$71,708